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Exhibit 4

SHAREHOLDER SUPPORT AGREEMENT

THIS AGREEMENT is made as of the 17th day of October, 2006.

BETWEEN:

        Kenneth H. Galbraith (the "Shareholder")

AND:

        Genzyme Corporation, a corporation existing under the laws of the Commonwealth of Massachusetts (the "Parent")

AND:

        Dematal Corp., a Nova Scotia unlimited company (the "Offeror")

WHEREAS:

  A.
  The Shareholder is the registered and the beneficial owner of shares in the capital of AnorMED Inc. (the "Company"), as more particularly described herein;

  B.
  The Shareholder understands that the Parent, the Offeror and the Company are, concurrently with the execution and delivery of this Agreement, executing and delivering the Support Agreement providing for the Offer;

  C.
  This Agreement sets out the terms and conditions of the agreement of the Shareholder (i) to tender its Shares or cause the same to be tendered to the Offer and (ii) to abide by the other restrictions and covenants set forth herein; and

  D.
  The Shareholder acknowledges that (i) the Parent and the Offeror would not enter into the Support Agreement but for the execution and delivery of this Agreement by the Shareholder, (ii) it is a condition of the Offeror's obligation under the Support Agreement to amend its Original Offer and make the Offer that the Shareholder enter into this Agreement with the Parent and the Offeror, and (iii) in entering into this Agreement, the Shareholder acknowledges that it is not and should not be considered to be acting jointly and in concert with the Parent and the Offeror in making the Offer.

        NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions In this Agreement

  (a)
  "affiliate" has the meaning assigned to such term under the Canada Business Corporations Act;

  (b)
  "Alternative Transaction" shall have the meaning set forth in the Support Agreement, and for the avoidance of doubt, shall include any amendments or supplements to the tender offer commenced by Millennium Pharmaceuticals, Inc. on October 5, 2006, to purchase all outstanding common shares of the Company.

  (c)
  "Shareholder's Shares" means all Shares (i) owned by the Shareholder or over which the Shareholder may exercise control or direction or (ii) acquired in lieu of or in replacement for any such Shares, including under both (i) and (ii), any Shares owned by such Shareholder that have been deposited and not withdrawn to a tender offer by a third party;

  (d)
  "Support Agreement" means the support agreement dated the date hereof between the Parent, the Offeror and the Company, a true copy of which has been delivered to the Shareholder simultaneously with this Agreement being entered into.

1.2   Definitions in Support Agreement

        All terms used in this Agreement that are not defined in Section 1.1 or elsewhere herein and that are defined in the Support Agreement shall have the respective meanings ascribed to them in the Support Agreement.

1.3   Schedules

        The following Schedule attached hereto constitutes an integral part of this Agreement:

        Schedule 4.1(b) — Ownership of Shares

ARTICLE 2
COVENANTS OF THE OFFEROR

2.1   Offeror to Make Offer

        The Offeror shall amend its Original Offer and make or cause to be made the Offer on the terms and conditions set forth in the Support Agreement. In the event that another entity affiliated with the Offeror makes the Offer in accordance with terms and conditions of the Support Agreement, the Offeror shall cause such other entity to become a party to this Agreement, upon which such other entity shall become entitled to exercise all of the rights of the Offeror and subject to all of the obligations of the Offeror under this Agreement but the Offeror shall continue to be jointly and severally liable for all such obligations.

2.2   Changes to Offer

        The Offeror shall not, without the prior written consent of the Shareholder, amend the Support Agreement or the Offer to: (i) vary or waive the Minimum Condition; (ii) decrease the consideration per Share; (iii) change the form of consideration payable under the Offer (other than to add additional consideration, whether in the form of cash or securities of the Parent or otherwise); (iv) decrease the number of Shares in respect of which the Offer is made; (v) impose additional conditions to the Offer; (vi) otherwise vary the Offer (or any terms or conditions thereof) in a manner which is adverse to the Shareholder; or (vii) extend the period of time for mailing the Notice of Variation, except as contemplated in Section 2.1(c) of the Support Agreement.

ARTICLE 3
COVENANTS OF THE SHAREHOLDER

3.1   General

        The Shareholder hereby covenants and irrevocably agrees in favour of the Offeror that, from the date hereof until the termination of this Agreement in accordance with Article 5, except as permitted by this Agreement, the Shareholder shall:

  (a)
  not, and shall cause its directors, officers, general partners, employees, financial advisors, counsel, agents, trustees, partners or other representatives not to, directly or indirectly, (i) solicit, initiate or encourage any Alternative Transaction, (ii) participate in any discussions or negotiations with any Person (other than the Offeror and its Subsidiaries and their respective directors, officers, employees, agents, financial advisors, counsel or other representatives) in respect of any Alternative Transaction (other than to refer such Persons to the provisions of this Agreement and the Support Agreement), (iii) provide any confidential information relating to the Company or its Subsidiaries to any Person in connection with any Alternative Transaction, (iv) accept or approve or recommend any Alternative Transaction, or (v) otherwise cooperate in any way with any effort or attempt by any other person to do or seek to do any of the foregoing, provided, however, that nothing contained in this section or the other provisions of this agreement shall prevent the Shareholder or a nominee or representative of the Shareholder, if a director of the Company, from taking any actions solely in his or her capacity as a member of the Board of Directors in respect of an unsolicited bona fide Alternative Transaction under the terms and conditions set out in the Support Agreement;

  (b)
  immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any third party or any agent or representative of any third party conducted before the date of this Agreement with respect to any Alternative Transaction and request the return or destruction of all confidential information provided in connection therewith;

  (c)
  not release any third party from any confidentiality or standstill agreement in respect of the Company that it is party to;

  (d)
  immediately notify the Offeror of any Alternative Transaction, any bona fide inquiry, proposal, discussions or negotiation with respect to any potential Alternative Transaction of which the Shareholder or any of its directors, officers, employees, representatives, agents, trustees or partners becomes aware, except to the extent that the Shareholder has been advised by its legal counsel that to do so would cause a breach of its fiduciary duties to the Company or any of its Subsidiaries; such notice will include, to the extent known to such Shareholder, the material terms and conditions of such Alternative Transaction, inquiry, proposal, discussion or negotiation. Such notice to the Offeror shall be made forthwith orally and in writing and shall indicate, to the extent known to such Shareholder, such details of the proposal, inquiry or contact as the Offeror may reasonably request, including the identity of the Person making such proposal, inquiry or contact and the terms and conditions of such Alternative Transaction, inquiry, proposal, discussion or negotiation;

  (e)
  not option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey or enter into any forward sale, repurchase agreement or other monetization transaction with respect to any of the Shareholder's Shares, or any right or interest therein (legal or equitable), to any Person or group or agree to do any of the foregoing;

  (f)
  not grant or agree to grant any proxy, power of attorney or other right to vote the Shareholder's Shares, or enter into any voting agreement, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approval of any kind with respect to any of the Shareholder's Shares;

  (g)
  not take any other action of any kind, directly or indirectly, which might reasonably be regarded as likely to reduce the success of, or delay or interfere with the completion of, the Offer and the other transactions contemplated by the Support Agreement and this Agreement;

  (h)
  not vote or cause to be voted any of the Shareholder's Shares in respect of any proposed action by the Company or its shareholders or affiliates or any other Person in a manner which might reasonably be regarded as likely to prevent or delay the successful completion of the Offer or the other transactions contemplated by the Support Agreement and this Agreement;

  (i)
  use all commercially reasonable efforts in its capacity as a holder of Shares to assist the Company and the Offeror to successfully complete the Offer and the other transactions contemplated by the Support Agreement and this Agreement;

  (j)
  not do indirectly that which it may not do directly in respect of the restrictions on its rights with respect to the Shareholder's Shares pursuant to this Section 3.1; and

  (k)
  upon the Offeror taking up and paying for the Shares tendered by the Shareholder, upon the written request of the Offeror, the Shareholder will or will cause any nominee or representative of the Shareholder who acts as a director of the Company or any of its Subsidiaries to resign in an orderly manner and to assist with the appointment of such person or persons identified by the Offeror as a substitute director of the Company.

3.2   Deposit of the Shareholder's Shares under the Offer

        The Shareholder hereby agrees with the Offeror that it will, at or before the Expiry Time, cause all of its Shareholder's Shares and use its reasonable efforts to cause each of the Shareholder's associates who beneficially own or exercise control or direction over any Shares, to be validly tendered in acceptance of the Offer together with the letter of transmittal or, if applicable, notice of guaranteed delivery, and any other documents required in accordance with the Offer, and will not withdraw the Shareholder's Shares from the Offer except as expressly otherwise permitted under this Agreement.

3.3   Co-operation/Substitute Transaction

        If the Offeror concludes after the date of this Agreement that it is necessary or desirable to proceed with a form of transaction other than the Offer (including, without limitation, a plan of arrangement or amalgamation) whereby the Offeror and/or its affiliates would effectively acquire all the Shares on economic and other terms and conditions (including, without limitation, tax treatment) having consequences to the Shareholder that are no less favourable than those contemplated by this Agreement (any such transaction is referred to as a "Substitute Transaction"), the Shareholder agrees to support the completion of the Substitute Transaction in the same manner as the Offer, including by voting the Shareholder's Shares in favour of the Substitute Transaction.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

4.1   Representations and Warranties of the Shareholder

        The Shareholder hereby represents and warrants to and covenants with the Offeror as follows, and acknowledges that the Offeror is relying upon such representations, warranties and covenants in entering into this Agreement:

  (a)
  Incorporation and Authorization.    The Shareholder has all necessary power, authority, capacity and right to enter into this Agreement and to carry out each of its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder enforceable against it in accordance with its terms, subject to bankruptcy and insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

  (b)
  Ownership of Shares and Other Securities.    The Shareholder is, and will be immediately prior to the date hereof, the sole registered and beneficial owner of the Shareholder's Shares shown opposite its name in Schedule 4.1(b) — Ownership of Shares, with good and marketable title thereto, free and clear of all Encumbrances, and has full legal right, power and authority to enter into this Agreement, to deposit the Shareholder's Shares under the Offer and to sell the Shareholder's Shares to the Offeror in accordance with this Agreement; upon take-up of and payment for the Shareholder's Shares, the Shareholder will have conveyed to the Offeror good and marketable title to the Shareholder's Shares, free and clear of any Encumbrances.

  (c)
  No Conflicts.    None of the execution and delivery of this Agreement by the Shareholder, the consummation by the Shareholder of the transactions contemplated hereby nor compliance by the Shareholder with any of the provisions hereof will violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, any of the terms, conditions or provisions of: (i) the certificate of incorporation, certificate of limited partnership, Articles or by-laws or other constating documents of the Shareholder; or (ii) any material Contract to which the Shareholder is a party; or (iii) violate any judgment, ruling, order, writ, injunction, award, decree, statute, ordinance, rule or regulation applicable to the Shareholder.

  (d)
  No Agreements.    No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Shareholder's Shares, or any interest therein or right thereto, except pursuant to this Agreement.

  (e)
  Voting.    None of the Shareholder's Shares is subject to any proxy, power of attorney, voting agreement, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind.

  (f)
  Consents.    No consent, waiver, approval, authorization, exemption, registration, licence or declaration of or by, or filing with, or notification to any Government Authority which has not been made or obtained is required to be made or obtained by the Shareholder in connection with (i) the execution and delivery by the Shareholder and enforcement against the Shareholder of this Agreement or (ii) the consummation of any transactions by the Shareholder provided for herein, except for, in either case, the filing of insider trading reports under applicable securities legislation.

  (g)
  Legal Proceedings.    There are no legal proceedings in progress or pending before any Government Authority or threatened against the Shareholder or any of its affiliates that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder or the title of the Shareholder to any of the Shareholder's Shares and there is no judgment, decree or order against the Shareholder that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder or the title of the Shareholder to any of the Shareholder's Shares.

  (h)
  Agreements with Company.    Except as disclosed in the Company Reports or as previously disclosed in writing to the Offeror, the Shareholder is not a party to any Contract with the Company or any of its Subsidiaries.

  (i)
  Claims.    Except as disclosed in the Company Reports or as previously disclosed in writing to the Offeror, the Shareholder has no Claims against the Company or any of its Subsidiaries as of the date hereof and will not have any Claims against the Company or any of its Subsidiaries by reason of entering into this Agreement.

        The representations and warranties of the Shareholder set forth in this Section 4.1 shall survive the completion of the purchase by the Offeror of the Shareholder's Shares and despite such completion, shall continue in full force and effect for the benefit of the Offeror.

4.2   Representations and Warranties of the Parent and the Offeror

        The Parent and the Offeror jointly and severally hereby represent and warrant to the Shareholder each of the representations and warranties of the Parent and the Offeror contained in the Support Agreement, which are incorporated herein by reference, and that:

  (a)
  Incorporation.    The Parent is a corporation duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Massachusetts. The Offeror is an unlimited company duly incorporated and is validly existing as an unlimited company in good standing under the laws of the Province of Nova Scotia. Each of the Parent and the Offeror has the requisite corporate power and authority to own the assets it currently owns and to carry on its business as it is now being conducted.

  (b)
  Power and Authority.    Each of the Parent and the Offeror has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by each of the Parent and the Offeror and constitutes the legal, valid and binding obligation of each of the Parent and the Offeror enforceable against each in accordance with its terms, subject to bankruptcy and insolvency and other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

  (c)
  No Conflicts.    None of the execution and delivery of this Agreement by the Parent or the Offeror, the consummation by the Offeror of the transactions contemplated hereby nor compliance by them with any of the provisions hereof will violate, conflict with, or result in a breach of any provision of, require any consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in a right of termination or acceleration under, any of the terms, conditions or provisions of: (i) the certificate of incorporation or by-laws of the Parent or the Offeror or their equivalent organization or constitutional documents; or (ii) any material Contract to which the Parent, the Offeror or any of the Parent's Subsidiaries is a party; or (iii) subject to compliance with applicable Laws as provided in the Support Agreement, violate any judgment, ruling, order, writ, injunction, award, decree, statute, ordinance, rule or regulation applicable to the Parent, the Offeror or any of the Parent's Subsidiaries.

  (d)
  Consents.    No consent, waiver, approval, authorization, exemption, registration, licence or declaration of or by, or filing with, or notification to, any Government Authority which has not been made or obtained, is required to be made or obtained by the Parent or the Offeror in connection with (i) the execution and delivery by the Parent or the Offeror of this Agreement or the performance by it of its obligations hereunder, or (ii) the consummation of any transactions by the Parent or the Offeror provided for herein, except as provided in the Support Agreement.

  (e)
  Legal Proceedings.    There are no legal proceedings in progress or pending before any Government Authority or threatened against the Offeror or any of its affiliates that would adversely affect in any manner the ability of the Parent or the Offeror to enter into this Agreement and to perform its obligations hereunder and there is no judgment, decree or order against the Parent or the Offeror that would adversely affect in any manner the ability of the Parent or the Offeror to enter into this Agreement and to perform its obligations hereunder.

        The representations and warranties of the Parent and the Offeror set forth in this Section 4.2 shall survive the completion of the purchase by the Offeror of the Shareholder's Shares and despite such completion, shall continue in full force and effect for the benefit of the Shareholder.

ARTICLE 5
TERMINATION

5.1   Termination by the Parent and the Offeror

        The Parent and the Offeror, when not in material default in the performance of their obligations under this Agreement or the Support Agreement, may, without prejudice to any of their rights hereunder and in their sole discretion, terminate this Agreement by written notice to the Shareholder if:

  (a)
  any of the representations and warranties of the Shareholder under this Agreement shall not be true and correct in all material respects;

  (b)
  the Shareholder shall not have complied in all material respects with its covenants to the Parent and the Offeror contained in this Agreement;

  (c)
  the Offeror shall not be required to make the Offer under the terms and conditions of the Support Agreement;

  (d)
  any condition to completion of the Offer, as set out in Schedule A to the Support Agreement, is not satisfied or waived prior to the Expiry Time; or

  (e)
  the Offeror withdraws the Offer without having taken up the Shareholder's Shares deposited thereunder.

5.2   Termination by the Shareholder

        The Shareholder, when not in material default in the performance of its obligations under this Agreement, may, without prejudice to any of its rights hereunder and in its sole discretion, terminate this Agreement by written notice to the Offeror if:

  (a)
  any of the representations and warranties of the Parent or the Offeror under this Agreement shall not be true and correct in all material respects;

  (b)
  either the Parent or the Offeror shall not have complied with its material covenants to the Shareholder contained herein;

  (c)
  the terms of the Offer do not conform with the provisions of the Support Agreement;

  (d)
  the Take-up Date has not occurred by December 22, 2006;

  (e)
  the Offeror has not mailed the Notice of Variation within the time period provided for in section 2.1 of the Support Agreement;

  (f)
  the Support Agreement has been terminated in accordance with its terms; or

  (a)
  a bona fide written proposal for an Alternative Transaction is made that is available to all holders of Shares on identical terms which, if consummated in accordance with its terms, would result in a transaction more favourable to the Shareholder from a financial point of view than the Offer, as determined by the Shareholder, acting reasonably (a "Superior Proposal"), and the Offeror does not increase the consideration under the Offer to consideration at least equivalent to the consideration under the Superior Proposal on or prior to the earlier to occur of (i) the third Business Day after the Shareholder or the Company, whichever is first, has advised the Offeror that it considers such Alternative Transaction to be a Superior Proposal, and (ii) the last day on which the Shareholder can prudently withdraw the Shares it has deposited under the Offer in order to tender, deposit or otherwise deliver such Shares to the Person making the Superior Proposal.

5.3   Agreement to Terminate

        This Agreement may be terminated by a written instrument executed by the Parent, the Offeror and the Shareholder.

5.4   Effect of Termination

        If this Agreement is terminated in accordance with this Article 5, the provisions of this Agreement will become null and void and of no further force and effect and no party shall have liability to any other party, except in respect of a breach of this Agreement which occurred prior to such termination, and the Offeror shall no longer be required to make or pursue the Offer and, if the Offer has been made, the Shareholder shall be entitled to withdraw the Shareholder's Shares from the Offer.

5.5   Automatic Termination

        Subject to the survival of representations and warranties as contemplated in Sections 4.1 and 4.2, this Agreement shall terminate automatically in respect of the Shareholder immediately following the completion of the purchase by the Offeror of the Shareholder's Shares of the Shareholder.

ARTICLE 6
GENERAL

6.1   Further Assurances

        Each of the Shareholder, the Parent and the Offeror will, from time to time, promptly execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

6.2   Survival of Representations and Warranties

        No investigations made by or on behalf of the Parent or the Offeror or any of its authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the Shareholder herein or pursuant hereto.

6.3   Disclosure

        Except as expressly contemplated herein or as required by applicable Laws or by any Government Authority or Securities Authority, no party shall make any public announcement or statement with respect to this Agreement or the transactions contemplated herein without the approval of the other party, which approval shall not be unreasonably withheld or delayed. The Shareholder acknowledges that the Offeror and the Company are required by Law to disclose the nature and substance of this Agreement in the Bid Circular and Directors' Circular and a copy may be filed with applicable Securities Authorities. The parties agree to consult with each other prior to issuing any public announcement or statement with respect to this Agreement or the transactions contemplated herein.

6.4   Singular, Plural, etc.

        In this Agreement, words importing the singular number include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders. Unless the context otherwise requires, any reference to a "party" herein is a reference to a party hereto. Any references to "including" or "includes" means "including (or includes) without limitation".

6.5   Deemed Currency

        Unless otherwise expressly stated, all references to dollars, "$" or currency herein shall be deemed to be references to U.S. currency.

6.6   Headings, etc.

        The division of this Agreement into Articles, Sections and Schedules, the provision of a table of contents hereto and the insertion of the recitals and headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

6.7   Date for any Action

        In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

6.8   Governing Law

        This Agreement shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

6.9   Attornment

        The parties hereby irrevocably and unconditionally consent to and submit to the non-exclusive jurisdiction of the courts of the Province of British Columbia for any actions, suits or proceedings arising out of or relating to this Agreement or the matters contemplated hereby and further agree that service of any process, summons, notice or document by single registered mail to the addresses of the parties set forth in this Agreement shall be effective service of process for any action, suit or proceeding brought against either party in such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the matters contemplated hereby in the courts of the Province of British Columbia and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding so brought has been brought in an inconvenient forum.

6.10 Entire Agreement

        This Agreement, including the schedules hereto and the provisions of the Support Agreement incorporated herein by reference, constitutes the entire agreement and understanding between and among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding with respect thereto.

6.11 Amendments

        This Agreement may not be modified, amended, altered or supplemented, except by written agreement executed by all of the parties hereto.

6.12 Notices

        Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a party shall be in writing and shall be given by delivery, or by facsimile transmission or by delivery addressed to the party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day, if not, then the next succeeding Business Day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt (if a Business Day, if not, then the next succeeding Business Day) unless actually received after 4:00 p.m. (Vancouver time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

        The address for service for each of the parties hereto shall be as follows:

  (a)
  if to the Shareholder:

    Kenneth H. Galbraith
    2916 139th Street
    Surrey, B.C. V4P 2N2

    Fax No.: 604-535-0249

  (b)
  if to the Offeror:

    Genzyme Corporation
    500 Kendall Street
    Cambridge, MA 02142

    Attention: Chief Legal Officer and Executive Vice President, Legal and Corporate Development
    Fax No.: 617.768.9594

    with a copy for information purposes but not as notice to:

    Ropes & Gray LLP
    One International Place
    Boston, MA 02110

    Attention: Paul M. Kinsella
    Fax No.: 617.951.7050

    and to:

    Osler, Hoskin & Harcourt LLP
    Box 50, 1 First Canadian Place
    Toronto, Ontario M5X 1B8

    Attention: Clay Horner
    Fax No.: 416.862.6666

6.13 Specific Performance and other Equitable Rights

        It is recognized and acknowledged that a breach by any party of any material obligations contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Accordingly, in the event of any such breach, any aggrieved party shall be entitled to the remedy of specific performance of such obligations and interlocutory, preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

6.14 Assignment

        Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Shareholder without the prior express written consent of the Parent and the Offeror and by the Parent or Offeror without the prior express written consent of the Shareholder. Notwithstanding the foregoing provisions of this Section 6.14, the Offeror may assign all or any part of its rights or obligations under this Agreement to a direct or indirect wholly-owned Subsidiary of the Offeror, to a corporation which directly or indirectly wholly-owns the Offeror, or to a direct or indirect wholly-owned Subsidiary of such a corporation, provided that any such assignment will have no material adverse tax or other effects to the Shareholder under the Offer, and provided further that if such assignment takes place, the Offeror shall continue to be liable to the Shareholder for any default in performance by the assignee.

6.15 Expenses

        Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.16 Severability

        Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law. Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective only to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.17 Counterpart Execution

        This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement effective as of the date hereof.

[Signature page to follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

GENZYME CORPORATION
By:	/s/ PETER WIRTH
	Name:	Peter Wirth
	Title:	Chief Legal Officer & Executive Vice President, Legal & Corporate Development
DEMATAL CORP.
By:	/s/ PETER WIRTH
	Name:	Peter Wirth
	Title:	Secretary & Director
/s/ KENNETH H. GALBRAITH
Kenneth H. Galbraith

Schedule 4.1(b) — Ownership of Shares

Registered and Beneficial Owner	Number and Class of Shares
Kenneth H. Galbraith	Nil*
*
Ken Galbraith holds 105,000 options to purchase common shares of AnorMED Inc.

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SHAREHOLDER SUPPORT AGREEMENT
Schedule 4.1(b) — Ownership of Shares